                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
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         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

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Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    or the Form or Schedule and the date of its filing.

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
                 CASCADE NATURAL GAS CORPORATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                            NOTICE OF

                        ANNUAL MEETING OF

                           SHAREHOLDERS

                   TO BE HELD JANUARY 23, 1997

     TO THE HOLDERS OF COMMON STOCK OF
     CASCADE NATURAL GAS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Cascade Natural Gas Corporation will be held at offices of the Company located at 230 Fairview Avenue North, Seattle, Washington 98109, on Thursday, January 23, 1997, at 1:30 in the afternoon for the following purposes:

1. ELECT DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED; AND

2. TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

     The close of business on November 27, 1996 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at said Annual Meeting or any adjournments thereof.

     Holders of the Common Stock of the Company are entitled to vote upon all the matters set forth in this notice.

                                             By Order of the Board of Directors
Seattle, Washington                                              LARRY C. ROSOK
December 17, 1996                                                     Secretary


--------------------------------------------------------------------------------


                            IMPORTANT

     TO ASSURE A PROPER REPRESENTATION AT THE MEETING, EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE ACCOMPANYING POSTAGE PREPAID AND ADDRESSED ENVELOPE.

                 CASCADE NATURAL GAS CORPORATION
           222 FAIRVIEW AVENUE NORTH, SEATTLE, WA 98109

                         PROXY STATEMENT

      TO THE SHAREHOLDERS OF CASCADE NATURAL GAS CORPORATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of the Shareholders ("Annual Meeting") to be held on Thursday, January 23, 1997, for the purposes set forth in the accompanying Notice of Annual Meeting, and will be mailed on or about December 17, 1996.

     A form of proxy is enclosed for use at the meeting. A Shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by delivering written notice of revocation to Larry C. Rosok, Secretary, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109, or by filing a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

     The persons named in the accompanying proxy card will vote as directed by the proxy or, in the absence of such direction, as set forth below with respect to the election of directors and in their discretion as to other items of business which may come before the meeting.

     On November 27, 1996, the Company had outstanding 10,818,233 shares of $1 par value Common Stock ("Common Stock"). Each holder of record of Common Stock ("Shareholder") at the close of business on November 27, 1996, is entitled to one vote for each share then held and to cumulate votes in the election of directors. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. If a quorum is present, shares represented at the meeting but not voted (such as shares held by a broker or other nominee who does not have authority to vote on the matter) and shares voted as abstaining will not affect the outcome of the matter.

                      ELECTION OF DIRECTORS

     Nine directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor is elected and qualified. The nominees elected will be those receiving the largest number of votes cast by all shares entitled to vote in the election, up to the number of directors to be elected. All of the nominees listed below presently are serving as directors and, except for Thomas E. Cronin, were elected at the l996 Annual Meeting by over 86% of the shares present and voting at the meeting. Dr. Cronin was elected by the Board of Directors on October 24, 1996, at the recommendation of the Compensation and Nominating Committee, to fill the vacancy created by the retirement of Andrew V. Smith. In the event any of the nominees should be unavailable or unable to serve, the proxy holders may vote for substitute nominees in their discretion. No circumstances are presently known which would render any nominee named herein unavailable.

     The right to cumulate votes in an election of directors entitles a Shareholder to as many votes as he or she has shares, multiplied by the number of directors to be elected (in this case, 9), which votes may then be allocated among the nominees in such proportion as the Shareholder decides, including casting all the votes for one nominee. If a Shareholder wishes to cumulate his or her votes, the proxy card should be marked in any way that the Shareholder desires in order to (i) indicate clearly that the Shareholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a Shareholder may write next to the name of each nominee for whom the Shareholder desires to cast votes, the number of votes to be cast for such nominee. There are no conditions precedent to the exercise of cumulative voting rights.

     Unless contrary directions are set forth on the proxy card, proxies will be voted in such a manner as to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the Shareholder), including not casting any votes for one or more nominees.

     Brief statements appear on the following pages setting forth the age, principal occupation, business experience and other information furnished by each nominee and the year in which he or she first became a director.

CARL BURNHAM, JR.                                          DIRECTOR SINCE 1990
Attorney at Law
Yturri, Rose, Burnham, Bentz & Helfrich

     Mr. Burnham, 57, is an attorney at law and, since 1967, has been a partner of Yturri, Rose, Burnham, Bentz & Helfrich of Ontario, Oregon, the Company's Oregon counsel.

MELVIN C. CLAPP                                            DIRECTOR SINCE 1981
Retired

     Mr. Clapp, 63, was Chairman and Chief Executive Officer of the Company from December 1988 until he retired February 1, 1995. Prior to that he was Executive Vice President since August 1981. Mr. Clapp joined the Company in 1956 and held positions in district management until moving to the general office in 1969, when he assumed responsibility for the Company's personnel, safety and training.

THOMAS E. CRONIN                                  DIRECTOR SINCE OCTOBER, 1996
President
Whitman College

     Dr. Cronin, 56, has served as President of Whitman College since the summer of 1993. Prior to that, he held the McHugh Professorship of American Institutions and Leadership at the Colorado College in Colorado Springs. In 1991, he served as acting President of the Colorado College.

DAVID A. EDERER                                            DIRECTOR SINCE 1991
Partner
Ederer Investment Company

     Mr. Ederer, 53, has been the managing partner since 1974 in Ederer Investment Company, which invests in privately owned West Coast companies. Since 1978 he has been the owner or part owner and officer of several privately owned manufacturing, property management and retail companies. Mr. Ederer also serves as a director for Garden Botanika, Inc., a retail distributor of personal care products.

HOWARD L. HUBBARD                                          DIRECTOR SINCE 1981
Retired

      Mr. Hubbard, 65, was President and a director of Washington Federal Savings Bank in Hillsboro, Oregon from April 1982 until he retired in December 1991. Prior to that, Mr. Hubbard was President and a director of Equitable Savings & Loan Association, Portland, Oregon since 1975.

W. BRIAN MATSUYAMA                                         DIRECTOR SINCE 1988
Chairman and Chief Executive Officer
Cascade Natural Gas Corporation

     Mr. Matsuyama, 50, Chairman and Chief Executive Officer since February 1, 1995, was President since 1988. From 1987 to 1988, he was Vice President and General Counsel of the Company. Prior to 1987, he was a member of the law firm of Jones Grey & Bayley, P.S., Seattle, Washington, with his principal client representation being on behalf of the Company.

LARRY L. PINNT                                             DIRECTOR SINCE 1995
Retired

     Mr. Pinnt, 61, was Chief Financial Officer of US WEST Communications, Inc. from 1979 until he retired in September, 1989. Mr. Pinnt currently serves on the Board of Trustees of the SAFECO family of mutual funds.

BROOKS G. RAGEN                                            DIRECTOR SINCE 1984
Chairman and Chief Executive Officer
Ragen MacKenzie Incorporated

     Mr. Ragen, 63, has been Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated, an investment banking firm headquartered in Seattle, Washington , since November 1988. Prior to that, he was President of Cable, Howse & Ragen, the predecessor to Ragen MacKenzie Incorporated, since July 1987 and was Managing Partner of Cable, Howse & Ragen from July 1982.

MARY A. WILLIAMS                                           DIRECTOR SINCE 1983
Retired

     Mrs. Williams, 62, has been retired since 1996. Prior to that she was a consultant since 1983. Prior to that she was a Vice President of Seattle Trust & Savings Bank from 1977 to 1983.

                   BOARD AND COMMITTEE MEETINGS

     The Board of Directors and the Executive Committee of the Board each met three times during the nine month period ended September 30, 1996. No director standing for election attended less than 100% of the meetings of the Board and committees on which he or she served.

     The Board has established an Executive Committee, an Audit Committee, a Nominating and Compensation Committee, a Long Range Planning Committee and a Pension Committee, whose members are as follows:


                                                 NOMINATING AND
      EXECUTIVE               AUDIT              COMPENSATION               PENSION            LONG RANGE PLANNING
W. Brian Matsuyama, Ch.  Mary A. Williams, Ch.   Brooks G. Ragen, Ch.  M.C. Clapp, Ch.     W. Brian Matsuyama, Ch.
M. C. Clapp              Thomas E. Cronin        Carl Burnham, Jr.     Thomas E. Cronin    Carl Burnham, Jr.
David A. Ederer          Larry L. Pinnt          David A. Ederer       Howard L. Hubbard   M. C. Clapp
Brooks G. Ragen          Brooks G. Ragen         Mary A. Williams      Larry L. Pinnt      Howard L. Hubbard
Mary A. Williams                                                                           Brooks G. Ragen



    The Audit Committee, which met three times during the nine month period ended September 30, 1996, recommends the engagement of the Company's independent accountants, reviews with the independent accountants the plan for and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and reviews the adequacy of the Company's system of internal accounting controls.

    The Nominating and Compensation Committee, which held two meetings during the nine month period ended September 30, 1996, is responsible for recommending candidates for seats on the Board of Directors, as well as recommending compensation for officers and directors. The Committee will consider nominees for director recommended by Shareholders for the 1998
Annual Meeting if the nominations are received at the Company's executive offices by August 14, 1997; provided that such nominations are accompanied by a description of the nominee's qualifications, relevant biographical information and the nominee's consent to be nominated and to serve if elected.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                      OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership, as of November 27, 1996, of the Company's Common Stock by (a) each director, the Chief Executive Officer and the other five most highly paid executive officers of the Company and (b) all directors and executive officers as a group. None of such persons owned any of the Company's outstanding preferred shares at that date. The Company is not aware of any beneficial owner of 5% or more of the Common Stock. The Company believes the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

         DIRECTORS AND               SHARES BENEFICIALLY      PERCENTAGE OF
         EXECUTIVE OFFICERS           OWNED (1)               COMMON STOCK

         O. LeRoy Beaudry                 12,068                 *
         Ralph E. Boyd                     7,867                 *
         Carl Burnham, Jr.                 5,719                 *
         Melvin C. Clapp                  14,377(2)              *
         Thomas E. Cronin                    300                 *
         David A. Ederer                  22,520(3)(4)           *
         Howard L. Hubbard                20,600                 *
         W. Brian Matsuyama                9,196                 *
         King C. Oberg                       313                 *
         Larry L. Pinnt                    3,581                 *
         Brooks G. Ragen                   3,546(3)              *
         Jon T. Stoltz                     2,797                 *
         J. D. Wessling                      109(5)              *
         Mary A. Williams                  5,576                 *
         All executive officers
          and directors as a
          group (18 persons)             112,056               1.04%

  * Less than one percent.

----------------------------

(1) Includes shares held in the Company's Employee Retirement Savings Plan and Trust (the "401(k) Plan") as follows:

         Mr. Beaudry, 4,229; Mr. Boyd, 2,400; Mr. Matsuyama, 2,810; Mr. Oberg, 313; Mr. Stoltz, 2,370; Mr. Wessling, 109; and all executive officers as a group, 17,521.

(2) Does not include 695 shares owned by the spouse of Mr. Clapp.

(3) Includes shares awarded under the 1991 Director Stock Award Plan to Messrs. Ederer, and Ragen of 1,760 and 791 shares, respectively, including reinvested dividends, as to which receipt has been deferred until they are no longer directors.

(4) Does not include 3,000 shares held in trust for benefit of family members as to which Mr. Ederer acts as Trustee.

(5) Does not include 500 shares owned by the spouse of Mr. Wessling.

    Under Section 16 of the Securities Exchange Act of 1934, holders of more than 10 percent of the Common Stock and directors and certain officers of the Company are required to file reports ("Section 16 (a) Statements") of beneficial ownership of Common Stock and changes in such ownership with the Securities and Exchange Commission. The Company is required to identify in its proxy statements those persons who to the Company's knowledge were required to file Section 16 Statements and did not do so on a timely basis. Based solely on a review of copies of Section 16 Statements furnished to the Company during and with respect to its most recent fiscal year and on written representations from reporting persons, the Company believes that each person who at any time during the most recent fiscal year was a reporting person filed all required Section 16 Statements on a timely basis.

       REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE
                       TO THE SHAREHOLDERS

    The Nominating and Compensation Committee of the Board of Directors is responsible for reviewing the compensation levels for all officers of the Company and making recommendations to the Board concerning officer salary levels. The Committee is composed of four independent non-employee directors.

    The Committee's review includes an assessment of the overall stewardship of the Company and the officers' ability to achieve a reasonable net income under a variety of conditions. In arriving at its recommendations regarding officer salary levels, the Committee applied policies and principles which are essentially subjective in nature, rather than embodying specific criteria. Such policies and principles may be summarized as follows: Officer compensation should be reasonably comparable with compensation paid to officers of like companies, and particularly those with whom the Company must compete in attracting and retaining skilled and competent individuals. Officers should also be fairly compensated for their contributions to the performance of the Company. In evaluating performance, the Committee considers net income and those factors impacting net income. In a regulated energy business, factors such as weather, interest rates and regulatory requirements significantly impact net income but are generally outside the control of management. The Committee also considers progress toward achieving established corporate goals during the prior year.

    In arriving at its most recent salary recommendations, the Committee considered the compensation paid by other energy utility companies in the Northwest to their officers. The Committee took into account the relative size of the other Northwest utility companies, the number of officers involved in the various management functions of those companies, and the responsibilities of those officers. The Committee also considered compensation paid by gas distribution companies of relatively comparable size in other parts of the country. In addition, the Committee reviewed the impact of the various forms of incentive compensation, such as bonuses and stock options, utilized by other utility companies in addition to base salaries. The Company does not have bonus, stock option or other incentive compensation plans for its officers. Because of the level of compensation, the Company has not been deemed it necessary to adopt a policy regarding federal tax laws relating to deductibility of certain executive compensation.

    In determining the 1996 salary level for W. Brian Matsuyama, Chairman and Chief Executive Officer of the Company, the Committee considered his contributions to the performance of the Company and overall effectiveness in areas critical to the Company's success such as dealing with the challenges of rapid growth, resolving regulatory issues, attaining corporate goals and enhancing shareholder values, as well as the factors affecting net income discussed above. Salary levels of all other named executives for 1996 were based on the considerations described above.

                                                 Brooks G. Ragen, Chairman
                                                 Carl Burnham, Jr.
                                                 David A. Ederer
                                                 Mary A. Williams

                     STOCK PERFORMANCE GRAPH

    The following graph compares the total cumulative returns to investors in the Company's Common Stock, the Standard & Poors 500 Stock Index, the Standard & Poors Utility Index and the Edward Jones Natural Gas Distribution Index for the period from October 1, 1991 through September 30, 1996. The graph assumes that $100 was invested September 30, 1991, in the Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The total returns for the 31 companies (of which the Company is one) included in the Edward Jones Natural Gas Distribution Index have been weighted by their respective market capitalizations.


                  CUMULATIVE RETURN TO INVESTORS

CASCADE NATURAL GAS CORPORATION, S&P 500 INDEX, S&P UTILITY INDEX, AND
           EDWARD JONES NATURAL GAS DISTRIBUTION INDEX

                      (DIVIDENDS REINVESTED)


                             [GRAPH]




                                            _____________________________________________________
                                              9/91     9/92     9/93     9/94     9/95    9/96
                                            _____________________________________________________
            CASCADE NATURAL GAS CORPORATION  $100.00  $110.84  $142.92  $118.88  $130.35  $151.44
EDWARD JONES NATURAL GAS DISTRIBUTION INDEX  $100.00  $110.48  $141.13  $122.99  $139.76  $170.50
                              S&P 500 INDEX  $100.00  $111.00  $125.36  $130.03  $168.57  $202.72
                          S&P UTILITY INDEX  $100.00  $114.31  $142.03  $123.55  $157.53  $159.20

                      EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid to the Chief Executive Officer of the Company for the nine month period ended September 30, 1996, each of the other four most highly compensated executive officers and the Chief Financial Officer of the Company. The Company does not provide compensation in the form of bonuses or long term compensation. The amounts shown under All Other Compensation represent the Company's matching contribution to the 401(k) Plan except as noted in footnote (b) below.


    NAME AND                                                                        ALL
    PRINCIPAL                   YEARS                                               OTHER
    POSITION                  OF SERVICE           YEAR (A)       SALARY        COMPENSATION
    W. Brian Matsuyama            9                1996          $152,085          $3,538
    Chairman and                                   1995           201,362           4,620
    Chief Executive Officer                        1994           165,539           4,500
    (Since February 1, 1995)

    Ralph E. Boyd                31                1996           121,770           3,564
    President and                                  1995           158,569           4,504
    Chief Operating Officer                        1994           110,591           3,222

    Jon T. Stoltz                22                1996            86,640               0
    Senior Vice President                          1995           117,727               0
                                                   1994           110,591               0

    O. LeRoy Beaudry             34                1996            83,685           2,511
    Vice President                                 1995           111,080           3,272
    Consumer & Public Affairs                      1994           106,404           3,146

    King C. Oberg                 7                1996            79,110           1,582
    Vice President                                 1995           103,616           2,029
    Gas Supply                                     1994            94,062             803

    J. D. Wessling                2                1996            79,110           2,373
    Vice President - Finance &                     1995           103,232           2,325
    Chief Financial Officer                        1994            76,312          34,155 (b)

-------------------

(a) During 1996 the Company changed its fiscal year to a year ending September 30, 1996. Therefore the fiscal year 1996 compensation covers the nine month period January 1, 1996 to September 30, 1996. The period commencing January 1, 1996 and ending September 30, 1996 was the transition period for the change in fiscal year. Prior years' compensation are for the calendar years, January 1 through December 31.

(b) This amount represents moving costs the Company agreed to pay when Mr. Wessling was hired in January, 1994.

    RETIREMENT PLAN. Effective January 1, 1962, the Company adopted a noncontributory retirement plan for its employees. To be eligible for participation in the plan, an employee must have one year of service and be 21 years of age. Each participant's benefits are fully vested after 5 years of employment. The level of benefits is determined by a formula, described below, related to average monthly earnings over certain time periods and to years of service. Covered earnings are straight salary or hourly compensation, plus 75% of commissions or, for hourly employees, plus 10% of overtime pay. With respect to the executive officers named in the summary compensation table above, covered compensation levels are slightly less than, but at least 90% of, the amounts shown under "Salary" in such table. Benefits are not subject to reduction for social security or any other benefits. Accruals for contributions to the plan are computed on an actuarial basis and aggregated $1,542,000 for all participants for the nine months ending September 30, 1996.

    The amount of the monthly past service benefit under the plan is equal to 1.5% of the participant's average monthly earnings for the five-year period ended December 31, 1994, multiplied by the participant's years of service before 1995. The plan was amended in 1993 to increase the benefit for each year of future service after 1994 to 2% of monthly compensation in lieu of the previous 1.5%. The Company from time to time has updated the average monthly earnings used to compute the benefit, and the plan may be similarly amended in the future.

    EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN. Effective July 1, 1983, the Board of Directors adopted a plan to provide executive officers, including those listed in the foregoing summary compensation table, with retirement, death and disability benefits supplementing the coverage payable under the Company's retirement plan. This plan was established to enable the Company to attract and retain highly competent persons in key executive positions. The supplemental plan is designed so that each participant will receive retirement plan payments, primary social security benefits and supplemental plan payments each year equal, in the aggregate, to 70% of the participant's highest annual salary during any of the five years preceding the participant's retirement. Benefits vest under the plan on the first day of the year after the employee has reached age 55 and has completed five years of participation under the plan. Accruals for the plan are computed on an actuarial basis and totaled $143,000 for the nine months ended September 30, 1996.

    The plan also contains provisions for early retirement and total and permanent disability. The Board of Directors may approve early retirement under the plan without the normally required reduction in the amount of the supplemental benefit. Participants whose age and number of years of service, when added together, equal at least 90 are automatically eligible for early retirement benefits without reduction.

    If a participant dies before receiving 120 monthly payments from the plan, the participant's designated beneficiaries will receive the remaining balance of the 120 payments. The monthly payment is the amount the participant was receiving or was entitled to receive before death, or, if the participant was employed by the Company at death and the result would be larger, a monthly amount ranging from $4,000 to $12,000, depending on the officer. This monthly death benefit is reduced by any monthly benefit payable to the participant's surviving spouse. The surviving spouse is entitled to a monthly benefit for life equal to one-half the benefit to which the participant was entitled before death.

    The plan was amended in 1996 to permit newly eligible employees to participate on the first of the month after they become eligible, to determine vesting based on years of participation that are measured from the date an employee becomes a participant, to provide full and immediate vesting in the event of a change in control (as defined), to provide severance benefits that would otherwise be payable under the employment agreements (described below) following a change in control and to update the death benefits payable if the participant dies while still employed by the Company.

    The following table illustrates the estimated combined annual benefits that would be received under the Company's Retirement Plan and the Executive Supplemental Retirement Income Plan for the executives named in the Summary Compensation Table above assuming that annual salaries increase at the annual rate of 5% until retirement and that they retire at age 65. Amounts shown are reduced by the estimated amount of social security benefits and are based on a straight-life annuity with no spousal benefit.



                                    PRESENT    ESTIMATED COMBINED
                NAME                 AGE        ANNUAL BENEFIT
             ------------------    -------     ----------------

              W. Brian Matsuyama     50         $278,000
              Ralph E. Boyd          59         $139,000
              Jon T. Stoltz          50         $155,000

              O. LeRoy Beaudry       58         $ 97,000

              King C. Oberg          56         $103,000

              J. D. Wessling         53         $107,000


    EMPLOYMENT AGREEMENTS. The Company has employment agreements with seven of the Company's executive officers, including the persons named in the summary compensation table above other than Messrs. Boyd and Beaudry. The purpose of the agreements is to assure that key management personnel will continue to function effectively and without distraction if uncertainties regarding the future control of the Company should arise. Upon a change in control of the Company or during the pendency of certain offers for a change in control, as these terms are defined in the agreements, each such officer is entitled to receive the severance benefits described below if the Company terminates the officer's employment other than for cause as defined in the agreements. In addition, for a period of three years after a change in control of the Company, the officer shall be entitled to receive severance benefits if the Company terminates the officer's employment other than for cause or if the officer terminates his or her employment with good reason. The payments on severance are equal to three times the officer's base salary and incentive compensation at the time the change in control occurs, but are reduced to the extent required to avoid subjecting the payments to penalty taxes on parachute payments. In addition, the employee is entitled to continue to participate in health, life, and disability plans in which the officer could participate when employment terminated. The entitlement to severance payments terminates upon the vesting of the officer's benefits under the Executive Supplemental Retirement Income Plan. As a result of the changes in vesting to the Executive Supplemental Retirement Income Plan, severance payments will be made under the Plan, rather than under the employment agreement.

    Each agreement is automatically extended one year on December 31 of each year unless by 30 days notice prior to year end either party elects not to extend the term. The term of the agreements is extended automatically for a period of three years upon a change in control of the Company. Notwithstanding the foregoing, each agreement terminates if the employment of the officer who is a party is terminated before a change in control occurs while there is no offer pending for a change in control.

    SUPPLEMENTAL BENEFIT TRUST. Although not obligated to do so, the Company established a trust to fund some of the benefits which may be payable under the Executive Supplemental Retirement Income Plan. The trust also funds severance benefits which may be payable under the above described employment agreements with certain executives. The Company has contributed to the trust life insurance policies on the lives of participants. If the assumptions as to mortality experience, interest and policy dividends are correct, the Company will recapture the premiums and net cost of benefits paid under the supplemental plan through operation of the insurance contracts.

    The Company is obligated to pay any benefits not paid out of the trust. In the event of certain circumstances, including a change in control, as defined, the Company may be obligated to fund the trust with additional amounts for some or all of the following purposes: to permit payment of benefits from the supplemental plan and the employment agreements due in the following 12 months, to fund separate subtrusts for legal expenses (including certain legal expenses to require the Company to make required contributions to the trust), and to permit payment of insurance premiums and policy loan interest.

    DIRECTOR COMPENSATION. For the nine month period ended September 30, 1996, the Company paid each non-employee director an annual stipend of $3,750 as well as a fee of $500 for each Board or Committee meeting attended, except that the Committee fee was $250 if the meeting was held on the same day as a Board meeting. Employee directors receive no additional compensation for serving as directors. Each non-employee director was also entitled to receive 300 shares of the Company's common stock for service in 1996 pursuant to the 1991 Director Stock Award Plan approved by Shareholders at the 1992 Annual Meeting. Pursuant to the plan, each non-employee director may elect to defer receipt of his or her shares until he or she is no longer a member of the Board of Directors; Mr. Ederer so elected for 1996. The non-employee directors adopted a policy that beginning in 1995 their annual stipends will be used by each of them to purchase the Company's stock.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, Messrs. Burnham, Ederer and Ragen and Ms. Williams served on the Nominating and Compensation Committee.

    Carl Burnham, Jr., a director, is a partner in the law firm of Yturri, Rose, Burnham, Bentz & Helfrich, the Company's Oregon counsel, which firm received $2,852.45 in 1996 for legal services to the Company.

     Brooks G. Ragen, a director, is Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated which firm acted as a co-manager of the Corporation's common stock offering in August of 1996. The firm of Ragen MacKenzie Incorporated received the normal compensation for its services.

                  INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected the firm of Deloitte & Touche LLP as its principal independent public accountant for the current year. Deloitte & Touche LLP and its predecessor Touche Ross & Co. has served as the Company's principal independent accountant since 1953. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from the Shareholders.

                     SOLICITATION OF PROXIES

    The solicitation of proxies will be principally by use of the mails. In following up the original mail solicitation, the Company will arrange with banks, brokerage houses, and other custodians, nominees and fiduciaries, to forward copies of the proxy, proxy statement and annual report to persons for whom they hold stock of the Company and to request authority for the execution of proxies. In such cases, the Company will reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses incurred in connection therewith. The entire cost of soliciting proxies will be borne by the Company. The Company may also use its regular employees to solicit proxies from Shareholders either personally or by telephone or letter without additional compensation.

                          ANNUAL REPORT

    The Company's annual report for the nine months ended September 30, 1996 and the calendar years 1995 and 1994 is enclosed. The report also provides information on a fiscal year basis for 1996, 1995 and 1994.

                      SHAREHOLDER PROPOSALS

    Proposals of Shareholders for presentation at the 1998 Annual Meeting of Shareholders must be received by the Company by August 14, 1997, for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders.

                          OTHER MATTERS

    The Company does not know of any matters to come before the meeting, other than those set forth in the proxy statement. If any further business is presented to the meeting, the holders of the proxies solicited hereby will vote on behalf of the Shareholders they represent in their discretion.

                                              By Order of the Board of Directors
Seattle, Washington                                               LARRY C. ROSOK
December 17, 1996                                                      Secretary


CASCADE NATURAL GAS CORPORATION

                                                       222 Fairview Avenue North
                                                      Seattle, Washington  98109

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